Exhibit 10.21
AFFILIATED COMPUTER SERVICES, INC.
CLASS A COMMON STOCK
NOTICE OF STOCK OPTION GRANT
WITHIN CANADA (QUEBEC) TO
[NAME OF OPTIONEE]

      You have been granted an option to purchase Class A Common Stock of Affiliated Computer Services, Inc. (the “Company”) as follows:

Option Number	___

Date of Grant	___

Number of Shares	___

Option Price Per Share	$___

Term/Expiration Date	Earlier of 10 years from the Date of Grant or 90 days after termination of employment for any reason other than Retirement.

Vesting Schedule	[60% as of the date that is three years after the Date of Grant, and 20% annually on each anniversary of the Date of Grant thereafter,] [20% as of the date that is one year after the Date of Grant, and 20% annually on each anniversary of the Date of Grant thereafter,] or earlier in certain events as expressly provided in the Stock Option Agreement and 2007 Equity Incentive Plan.

Exercise Schedule	Options may be exercised on or after the date of vesting and until the expiration date.
By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement and the Company’s 2007 Equity Incentive Plan attached hereto as Exhibit “A” and Exhibit “B”, respectively and made a part of this document.

AFFILIATED COMPUTER SERVICES, INC.		OPTIONEE:

BY:
	TAS PANOS	[NAME OF OPTIONEE]
EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL

The parties acknowledge that it is their express wish that the present agreement, as well as all documents, notices, and legal proceedings entered into, given, or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

AFFILIATED COMPUTER SERVICES, INC.		OPTIONEE:

BY:
	TAS PANOS	[NAME OF OPTIONEE]
EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL

EXHIBIT “A”
AFFILIATED COMPUTER SERVICES, INC.
STOCK OPTION AGREEMENT FOR CANADA
(Quebec)
     THIS STOCK OPTION AGREEMENT (this “Agreement”), effective as of the date of the Award shall, along with the Plan (as hereafter defined), govern the terms of the Notice of Nonstatutory Stock Option Grant (“Notice of Grant”) by and between Affiliated Computer Services, Inc., a Delaware corporation (the “Company”), and the person (“Optionee”) to whom an option has been granted as identified in the grant header information set forth above the Notice of Grant (the information set forth in the grant header is hereinafter referred to as “Grant Information”). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to such terms in the Plan.
WITNESSETH
     WHEREAS, the Company has adopted the Affiliated Computer Services 2007 Equity Incentive Plan (the “Plan”), which provides for the grant of stock options to certain selected Non-Employee Directors, Employees and Consultants of the Company or its subsidiaries with respect to shares of the Company’s Class A Common Stock, par value $.01 per share (“Common Stock”);
     WHEREAS, the stock options provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
     WHEREAS, the Company has selected Optionee to participate in the Plan and desires to award to Optionee the stock option described in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, as an inducement to Optionee to continue as a Non-Employee Director, Employee or Consultant of the Company or its subsidiaries and to promote the success of the business of the Company and its subsidiaries, the parties hereby agree as follows:
     1. Grant of Option. The Company hereby grants to Optionee, upon the terms and subject to the conditions, limitations and restrictions set forth in this Agreement, the Plan (which Plan is incorporated herein by reference), and the Notice of Grant effective as of the date of the Award (“Award Date”) as set forth in the Grant Information, an option (the “Option”) to acquire a total number of shares of Common Stock (the “Shares”) and at the exercise price per share set forth in the Grant Information, such grant to be effective as of the Award Date. The Shares of Common Stock subject to the Option shall vest in accordance with the vesting schedule (the “Vesting Schedule”) set forth in the Grant Information and shall be exercisable in accordance with the exercise schedule (the “Exercise Schedule”) set forth in the Grant Information. If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.
Exhibit “A”
Affiliated Computer Services, Inc.
Stock Option Agreement (Quebec) — Page 1 of 6

     2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule and with the provisions of Section 9 of the Plan as follows:
          (i) Right to Exercise.
               (a) The Option may not be exercised for a fraction of share.
               (b) In the event of the Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 9 and 11 of the Plan, subject to the limitation contained in subsections (c) and (d) of this Section 2(i).
               (c) In no event may the Option be exercised after the date of expiration of the term of the Option as set forth in the Grant Information.
               (d) The Option may be exercised only with respect to the vested portion thereof in accordance with the Grant Information.
          (ii) Method of Exercise. The Option shall be exercisable by written notice, which notice shall state Optionee’s election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price payment by the Optionee and any income tax withholding obligation imposed on the Company or any Subsidiary and the Optionee’s share of social insurance, if any (or evidence satisfactory to the Company that such arrangements have been made to ensure that such amounts will be reimbursed to the Company or any Subsidiary). An Option shall be deemed to be exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised (and applicable tax, social insurance, and other withholding (or evidence of such arrangements described in the previous sentence)) has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate (or book entry shares) evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate (or book entry shares) promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificates (or book entry shares) are issued, except as provided in Section 14 of the Plan.
     3. Method of Payment. Payment of the exercise price shall be made in cash or, as determined by the Administrator, in accordance with the terms and conditions of the Plan, including by check, promissory note or other Shares. In the event the payment is made in other Shares, then
Exhibit “A”
Affiliated Computer Services, Inc.
Stock Option Agreement (Quebec) — Page 2 of 6

such other Shares that have a Fair Market Value on the date of payment equal to the aggregate exercise price of the Optioned Stock with respect to which the Option is being exercised, provided, however, that if such Shares (A) were acquired upon exercise of a compensatory stock option, the Optionee has held such Shares for more than six months on the date of surrender, or (B) were not acquired upon exercise of a compensatory stock option, such Shares were not acquired directly or indirectly from the Company. No Shares may be issued by the Company until Optionee makes full payment to the Company of the applicable exercise price and applicable tax and other withholdings.
     4. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
          5. Termination of Employment. In the event of termination of an Optionee’s consulting relationship (in the case of a Consultant), Continuous Status as an Employee (in the case of an Employee) or status as a Non-Employee Director of the Company, subject to Section 11 of the Plan:
          (i) in the case of Incentive Stock Options, an Optionee may exercise Options that are vested at the date of termination to the extent and subject to the provisions of this Agreement, but in no event later than three months after the date of termination or, if earlier, the expiration date of the Option as set forth in the Grant Information; and
          (ii) in the case of Nonstatutory Stock Options, an Optionee may exercise Options that are vested at the time of termination to the extent and subject to the provisions of this Agreement, but in no event later than six months after the date of termination or, if earlier, the expiration date of the Option as set forth in the Grant Information.
To the extent that an Optionee is not entitled to exercise an Option at the date of termination or does not exercise such Option to the extent so entitled within the time specified in this Section 5, the Option shall terminate.
     6. Death of Optionee. In the event of the death of an Optionee, an Option may be exercised by the estate of the Optionee, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, according to its terms, but in no event later than the expiration date of the Option as set forth in the Grant Information, and only to the extent that the Optionee was entitled to exercise the Option at the date of death. To the extent that an Optionee is not entitled to exercise an Option at the date of the Optionee’s death, such unvested portion of the Option shall terminate.
     7. Termination for Cause. If a Participant’s employment with the Company or any Subsidiary shall be terminated for Cause, such Participant’s right to any further payments, vesting or exercisability with respect to any Award, including any vested Awards, shall
Exhibit “A”
Affiliated Computer Services, Inc.
Stock Option Agreement (Quebec) — Page 3 of 6

terminate in its entirety. “Cause” means termination of Participant’s employment for “cause” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in this Agreement, “cause” means (a) conviction or pleading guilty or no contest to any crime (whether or not involving the Company or any of its Subsidiaries) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or any of its Subsidiaries to public ridicule or embarrassment; (d) material violation of the Company’s or any of its Subsidiaries’ policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the Participant’s duties for the Company or any of its Subsidiaries or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination will be final, binding and conclusive. With respect to any Participant residing outside of the United States, the Committee may revise the definition of “Cause” as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.
     8. Vesting of Option Upon Change of Control. If the Company undergoes a change of control, as defined in the next sentence, then all outstanding Options and Stock Appreciation Rights, whether or not such Options or Stock Appreciation Rights are vested at such time, shall become vested and exercisable, effective the day immediately prior to such change of control. For purposes of the preceding sentence, a change of control shall occur if the Company is merged, consolidated or reorganized into or with another person, entity or group of entities under common control or if a majority of the outstanding capital stock or all or substantially all of the assets of the Company are sold to any other person, entity or group of entities under common control and as a result of such merger, consolidation, reorganization or sale of capital stock or assets, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the surviving person or entity immediately after such transaction are held in the aggregate by a person, entity or group of entities under common control who beneficially owned less than fifty percent (50%) of the combined voting power of the Company prior to such transaction. Notwithstanding the foregoing, the following shall not constitute or result in a change of control for purposes of this Section 8:
          (i) any transaction that is effected by the Company for the purposes of internal corporate restructuring of the Company and its affiliated companies, which results in any or all of the combined voting power of the voting securities of the Company being held by an entity affiliated with the Company immediately prior to such transaction, or
          (ii) any transaction or series of transactions, which results in the ownership by Darwin Deason, and/or any person, entity or group of entities that he controls, of more than fifty percent (50%) of the combined voting power of the Company.
     9. Non-Transferability of Option. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and Options may be exercised, during the lifetime of the Optionee, only by the Optionee.
Exhibit “A”
Affiliated Computer Services, Inc.
Stock Option Agreement (Quebec) — Page 4 of 6

     10. Term of Option. The term of each Option shall be the term stated in the Grant Information, provided, however, that no Option granted under the Plan shall be exercisable after the expiration of 10 years from the date such Option is granted or such shorter period as may be provided in this Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the Incentive Stock Option shall not be exercisable after the expiration of five years from the date such Option is granted or such shorter period as may be provided in this Agreement.
     11. Tax Consequences. The Optionee acknowledges receipt of a copy of the prospectus relating to the offering of securities registered with the U.S. Securities and Exchange Commission on Form S-8, which prospectus includes a Canadian prospectus supplement and brief summary as of the date of this Agreement of some of the Canadian tax consequences of exercise of the Option and the disposition of the Shares. SUCH SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
     12. Protection of Personal Data. The Optionee hereby authorizes the Company and any Parent or Subsidiary, and their representatives, to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Optionee further authorizes the Company and any Parent or Subsidiary, and their representatives, to disclose and discuss the Plan and such relevant information with their advisers. The Optionee further authorizes the Company and any Parent or Subsidiary to record such relevant information and to keep such information in Optionee’s file.
     13. Relationship with Contract of Employment. The Optionee hereby acknowledges and agrees that:
          (i) the grant of the Option is not part of the Optionee’s compensation or contract of employment and the Optionee does not have any right to future grants of stock options under this or any other plan; the rights and obligations of the Optionee under the terms of his or her contract of employment with the Company or any Parent or Subsidiary are not affected by the grant of the Option;
          (ii) rights relating to the exercise of vested options are determined as of the earlier of the date the Optionee’s employment terminates and the date that notice of termination is provided to the Optionee; no rights shall accrue to the Optionee under the Plan or this Agreement during any contractual or deemed reasonable notice period;
          (iii) the rights granted to the Optionee upon the grant of the Option shall not afford the Optionee any rights to compensation or damages in consequence of the loss or termination of his or her office or employment with the Company or any Parent or Subsidiary for any reason whatsoever; and
Exhibit “A”
Affiliated Computer Services, Inc.
Stock Option Agreement (Quebec) — Page 5 of 6

          (iv) the Optionee hereby waives any and all rights to compensation or damages for any loss or potential loss in consequence of the loss or termination of his or her office or employment with the Company or any Parent or Subsidiary for any reason whatsoever (including, without limitation, any breach of contract by the Optionee’s Employer) insofar as those rights arise or may arise from his or her ceasing to have rights under or be entitled to exercise any option under the Plan as a result of such termination or from the loss of diminution in value of such rights or entitlements.
     14. Receipt of Plan; Understanding of Terms. Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement and the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions relating to the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.
OPTIONEE ACKNOWLEDGES AND AGREES THAT, WITH RESPECT TO SHARES NOT VESTED AS OF THE EFFECTIVE DATE OF THIS AGREEMENT, THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR SERVICE AS A NON-EMPLOYEE DIRECTOR, OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR ELECTED AS A NON-EMPLOYEE DIRECTOR, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 2007 EQUITY INCENTIVE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO THE CONTINUATION OF OPTIONEE’S EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S, AND/OR THE SHAREHOLDERS’, OF THE COMPANY, AND/OR THE DIRECTORS’ OF THE COMPANY RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.
     Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement and the Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions relating to the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.
Exhibit “A”
Affiliated Computer Services, Inc.
Stock Option Agreement (Quebec) — Page 6 of 6